ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         LEGG MASON GLOBAL TRUST, INC.



         FIRST: The Board of Directors ("Board") of Legg Mason Global Trust, Inc., a Maryland Corporation ("Corporation") organized on December 31, 1992, has, by action on March 17, 1995, changed the name of the series of the Corporation heretofore known as "Legg Mason International Equity Trust" to "Legg Mason Global Equity Trust", changed the name of the class of shares heretofore known as "Legg Mason International Equity Trust, Class A shares" to "Legg Mason Global Equity Trust, Class A shares", and changed the name of the class of shares heretofore known as "Legg Mason International Equity Trust, Class Y shares" to "Legg Mason Global Equity Trust, Class Y shares".

         SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the stockholders.

         THIRD: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.





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         FOURTH: This action is to be effective April 11, 1995.

         IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Global Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation and further states under the penalties for perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date: April 11, 1995                                    /s/ Marie K. Karpinski
                                                        ----------------------
                                                        Marie K. Karpinski
                                                        Vice President

Attest:    /s/Kathi D. Glenn
           -----------------
           Secretary

Baltimore, Maryland  (ss)


Subscribed and sworn to before me this 11th day of April, 1995.


/s/Melody N. McFaddin
---------------------
Notary Public

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